EXHIBIT 23.3




             CONSENT OF BOWMAN & COMPANY LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Blonder Tongue Laboratories, Inc. (the "Company") of our report dated March 7, 1994 with respect to the financial statements of the Company as of December 31, 1993 and for the year ended December 31, 1993 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                              Bowman & Company LLP



Voorhees, New Jersey
October 29, 1996